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                                                                   EXHIBIT 23.2


                    INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the following registration statements of dELiA*s Inc.: (a) Form S-3 (Registration No. 333-43665), (b) Form S-8 (Registration No. 333-42135), (c) Form S-8 (Registration No. 333-22449), (d) Form S-3 (Registration No. 333-61289) and (e) Form S-3 (Registration No. 333-94949) of our report dated March 30, 1999 (April 14, 1999 as to Note 1), appearing in the annual report on Form 10-K of dELiA*s Inc. for the fiscal year ended January 29, 2000.


DELOITTE & TOUCHE LLP
New York, New York
April 28, 2000